SUB-ITEM 77Q 1
FEDERATED WORLD INVESTMENT SERIES, INC.
ARTICLES SUPPLEMENTARY


Federated World Investment Series,
Inc., a Maryland corporation having
its principal
office in the City of Baltimore,
Maryland and a registered open-end
Company under the
Investment Company Act of 1940 (the
"Corporation"), hereby certifies to
the State Department
of Assessments and Taxation of Maryland that:


FIRST:	The Corporation is authorized
to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of a cent ($.001) per share, with an aggregate par value of $3,000,000. These
Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.


SECOND:	The Board of Directors of the
Corporation hereby reclassifies
(i) 100,000,000 shares of the authorized and unissued shares of Federated
International High
Income Fund Class B Shares and (ii)
100,000,000 of the authorized and unissued shares of
Federated International High Income Fund
Class C Shares into 200,000,000 authorized but unissued shares of Federated International
Small-Mid Company Fund Institutional Shares.


THIRD:	Immediately before the
reclassification of shares as set forth
in Article
SECOND hereto, the Corporation was
authorized to issue three billion (3,000,000,000) shares of common stock, all of which were of a par value of one tenth of a cent ($.001) per share having an aggregate par value of three million dollars
($3,000,000) which were classified as follows:


Class	Number of Shares

Federated International Value
Fund Class A Shares	400,000,000
Federated International Value
Fund Class B Shares	200,000,000
Federated International Value
Fund Class C Shares	200,000,000

Federated International High
Income Fund Class A Shares	500,000,000
Federated International High
Income Fund Class B Shares	300,000,000
Federated International High
Income Fund Class C Shares	300,000,000
Federated International High
Income Fund Class F Shares	100,000,000

Federated International Small-Mid
Company Fund Class A Shares	500,000,000
Federated International Small-Mid
Company Fund Class B Shares	300,000,000
Federated International Small-Mid
Company Fund Class C Shares	200,000,000

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the
Corporation will be authorized to issue
three billion (3,000,000,000) shares of
common stock, all
of which have a par value of one tenth of a cent ($.001) per share, with an aggregate par value of
$3,000,000 classified as follows:


Class	Number of Shares

Federated International Value
Fund Class A Shares	400,000,000
Federated International Value
Fund Class B Shares	200,000,000
Federated International Value
Fund Class C Shares	200,000,000

Federated International High
Income Fund Class A Shares	500,000,000
Federated International High
Income Fund Class B Shares	200,000,000
Federated International High
Income Fund Class C Shares	200,000,000
Federated International High
Income Fund Class F Shares	100,000,000

Federated International Small-Mid
Company Fund Class A Shares	500,000,000
Federated International Small-Mid
Company Fund Class B Shares	300,000,000
Federated International Small-Mid
Company Fund Class C Shares	200,000,000
Federated International Small-Mid
Company Institutional Shares	200,000,000



FOURTH:	The shares of common stock of
the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the
Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation and as set forth below:


a.  Shares having a common Fund name
shall be invested in a common investment portfolio and the assets, liabilities, income, expenses, dividends and related liquidation rights belonging to each investment portfolio and allocated among them and among the various classes invested therein shall be as determined by the Board of Directors of the Corporation in accordance with law.


b.  At such times (which may vary between
and among the holders of particular classes of stock invested in a common investment portfolio) as may be determined by the Board of
Directors (or with the authorization of
the Board of Directors, by the officers
of the Corporation)
in accordance with the Investment Company
Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National
Association of
Securities Dealers, Inc. and reflected
in the pertinent registration statement
of the Corporation,
shares of any particular class of stock
invested in any common investment portfolio of the
Corporation may be automatically converted into shares of another class of stock invested in the same common investment portfolio of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors
(or with the authorization of the Board
of Directors,
by the officers of the Corporation) and
reflected in the pertinent registration
statement of the
Corporation as aforesaid.


FIFTH:  	The stock has been
reclassified by the Board of Directors
under the
authority contained in the Charter of
the Corporation.


SIXTH:  	These Articles Supplementary
will become effective immediately upon
filing with the State Department of Assessments and Taxation of Maryland.


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IN WITNESS WHEREOF, the Corporation has
caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on March 31, 2008.
The
undersigned President and Assistant Secretary acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


WITNESS	FEDERATED WORLD INVESTMENT SERIES,
INC.



/s/ Todd P. Zerega
/s/ J. Christopher Donahue
Name:  Todd P. Zerega	Name:
J. Christopher Donahue
Title:  Assistant Secretary
Title:  President